EXHIBIT 11
                                   ----------

                  CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      (in thousands, except per share data)

                                            For the Three Months Ended May 31,
                                         ---------------------------------------
                                               2003                  2002
                                         -----------------     -----------------
                                          Basic    Diluted      Basic    Diluted
                                         -------   -------     -------   -------
Income applicable to common shares       $39,189   $39,189     $37,369   $37,369
                                         =======   =======     =======   =======
Shares:
Weighted  average  common  shares
  outstanding                             92,880    92,880      88,845    88,845
Adjustments:
  Stock options                             -        2,781        -        3,508
                                         -------   -------     -------   -------
Adjusted  weighted  average  common
  shares outstanding                      92,880    95,661      88,845    92,353
                                         =======   =======     =======   =======

Earnings per common share                $  0.42   $  0.41     $  0.42   $  0.40
                                         =======   =======     =======   =======